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                                                                     Exhibit 4.4

                                 AMENDMENT NO. 1

                                       TO

                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT


         This Amendment No. 1 (this "Amendment") is dated as of April 14, 2004, between CD&L, Inc., a Delaware corporation formerly known as Consolidated Delivery & Logistics, Inc. (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent");

                               W I T N E S S E T H

         WHEREAS, the Company and the Rights Agent entered into a Stockholder Protection Rights Agreement, dated as of December 27, 1999 (the "Rights Agreement"); and

         WHEREAS, Section 5.4 of the Rights Agreement provides that, prior to the Flip-in Date, the Company and the Rights Agent may amend the Rights Agreement in any respect without the approval of any holders of Rights; and

         WHEREAS, the Company is about to (i) enter into a Restructuring and Exchange Agreement (the "Restructuring Agreement") with Paribas Capital Funding LLC, Exeter Venture Lenders L.P. and Exeter Capital Partners IV, L.P. (collectively, the "Lenders") and Albert Van Ness, Jr., William T. Brannan, Michael Brooks, Russell Reardon, Matthew Morahan, Mark T. Carlesimo and certain other individuals (collectively, the "Investors"), as well as the other Transaction Documents (as defined in the Restructuring Agreement"), and (ii) commence an offering of non-transferable subscription rights (the "Subscription Rights") to purchase up to $4.0 million of the Company's common stock, par value $.001 per share (the "Common Stock"), to the holders of the outstanding shares of Common Stock pursuant to a registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Rights Offering"), and the Company wishes to ensure that the Rights provided for in the Rights Agreement do not become exercisable on account of the Company entering into the Transaction Documents or commencing the Rights Offering or as a result of the consummation of any of the transactions contemplated under the Transaction Documents or the exercise of Subscription Rights by any of the Lenders and Investors; and

         WHEREAS, the Board of Directors of the Company has approved this Amendment;

         NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1. The definition of "Acquiring Person" in Section 1.1 of the Rights Agreement is hereby amended by adding the following to the end of such definition:


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         "Notwithstanding anything else in this definition to the contrary, none of Paribas Capital Funding LLC, Exeter Venture Lenders L.P. and Exeter Capital Partners IV, L.P. (collectively, the "Lenders") and Albert Van Ness, Jr., William T. Brannan, Michael Brooks, Russell Reardon, Matthew Morahan, Mark T. Carlesimo, Vincent P. Brana, Martin C. Galinsky, Peter Young, Jack McCorkell, Curtis G. Hight, J. Daniel Ayer, Dominick Simone and Ralph M. Bahna (collectively, the "Investors"), nor any affiliate of any of the Lenders or the Investors, shall be deemed to be an Acquiring Person within the meaning of this Agreement (i) on account of the Company and any of the Lenders or Investors, or any affiliate of any of the Lenders or Investors, entering into any of the Transaction Documents or exercising any Subscription Rights, (ii) as a result of the consummation of any of the transactions contemplated under the Transaction Documents or the conversion, exercise or exchange of any of the Company's securities (A) held by any Lender or Investor as of April 14, 2004 or (B) issued to the Lenders or Investors pursuant to the Transaction Documents and, in the case of any such conversion, exercise or exchange, in accordance with the terms of such securities, or (iii) as a result of any additional acquisition of the Company's securities by any of the Lenders or Investors provided that no such additional acquisition by any of the Lenders or Investors shall result in such Lender or Investor being the Beneficial Owner of 30% or more of the outstanding shares of Common Stock. Consequently, neither a Stock Acquisition Date nor a Flip-in Date, as defined in this Agreement, shall occur upon (i) the execution of any of the Transaction Documents by the parties thereto, (ii) the commencement of the Rights Offering,
         (iii) the exercise of Subscription Rights by any of the Lenders or Investors, (iv) the consummation of any of the transactions contemplated under the Transaction Documents (including any conversion, exercise or exchange by any of the Lenders or Investors of any of the securities issued to such Lender or Investor pursuant to the Transaction Documents, which conversion, exercise or exchange is in accordance with the terms of such security), (v) any conversion, exercise or exchange by any of the Lenders or Investors of any securities of the Company held by such Lender or Investor as of April 14, 2004, in accordance with the terms of such security, or (vi) any additional acquisition of the Company's securities by any of the Lenders or Investors provided that no such additional acquisition by any of the Lenders or Investors shall result in such Lender or Investor being the Beneficial Owner of 30% or more of the outstanding shares of Common Stock. In addition, neither (i) the Company's execution of the Transaction Documents, (ii) the Company's commencement of the Rights Offering, (iii) the exercise of the Subscription Rights by any of the Lenders or Investors, (iv) the consummation of any of the transactions contemplated under the Transaction Documents (including any conversion, exercise or exchange by any of the Lenders or Investors of any of the


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         securities issued to such Lender or Investor pursuant to the
         Transaction Documents, which conversion, exercise or exchange is in accordance with the terms of such security), (v) any conversion, exercise or exchange by any of the Lenders or Investors of any securities of the Company held by such Lender or Investor as of April 14, 2004, in accordance with the terms of such security, nor (vi) the acquisition of any additional securities of the Company by any of the Lenders or Investors (provided that no such acquisition of additional securities by any of the Lenders or Investors shall result in such Lender or Investor being the Beneficial Owner of 30% or more of the outstanding shares of Common Stock) shall constitute a Flip-over Transaction or Event."

         2. By executing this Amendment, the Company hereby certifies to the Rights Agent that the proposed amendment to the Rights Agreement contained in this Amendment has been made in accordance with Section 5.4 of the Rights Agreement.

         3. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

         4. Except as amended or modified hereby, the Rights Agreement shall remain in full force and effect in accordance with its original terms.

         5. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and together, all such executed counterparts shall be deemed one and the same instrument.


         (This space intentionally left blank; signature page follows.)


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                        CD&L, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------




                                        AMERICAN STOCK TRANSFER &
                                        TRUST COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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